Exhibit 99.1

Contact:	Michael Gallant
508-293-6357
gallant_michael@emc.com

FOR IMMEDIATE RELEASE

EMC REPORTS RECORD SECOND-QUARTER RESULTS

Balanced, Double-Digit Revenue Growth in Systems, Software and Services

and Across All Major Geographies

HOPKINTON, Mass.—July 24, 2007—EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today reported record second-quarter revenue and strong profit growth marked by double-digit revenue growth in its systems, software and services businesses and across all major geographies. EMC has now delivered double-digit top-line growth for 16 consecutive quarters.

Total consolidated revenue for the second quarter of 2007 was $3.12 billion, 21% higher than the $2.57 billion reported for the second quarter of 2006. GAAP net income for the second quarter of 2007 was $334.4 million or $0.16 per diluted share, 33% higher than the GAAP earnings per diluted share of $0.12 reported for the year-ago period. EMC generated strong operating cash flow of $622 million, an increase of 59%, and free cash flow of $422 million, an increase of 123%, compared with the same period a year ago.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “EMC executed well in the second quarter. Customers continued to choose EMC for the depth and breadth of our information infrastructure technologies and solutions, which translated into solid revenue growth that was well balanced across our systems, software and services businesses and all major geographies. Add to this the explosion of digital information and the positive 2007 IT spending outlook we see in all major geographies, and it is clear that we are in a sweet spot of the IT industry.”

Compared with the second quarter of 2006, EMC systems revenue increased 18% year-over-year, led by strong revenue growth from the company’s mid-range information storage products. EMC systems revenue represented 43% of total second-quarter revenue. Software license and maintenance revenue increased 27% year-over-year, led by strong customer demand for RSA’s security offerings and for VMware Virtual Infrastructure. Software license and maintenance revenue accounted for 41% of total revenue in the quarter. Professional services, systems maintenance and other services revenue grew by 18%, driven by double-digit services growth in all four major EMC business segments. Professional services, systems maintenance and other services represented 16% of total second-quarter revenue.

For the second-quarter of 2007, revenue from North America increased 20% compared with the same period a year ago and represented 58% of total reported revenue. Revenue from operations outside of North America grew 23% year-over-year, highlighted by double-digit year-over-year revenue growth in EMC’s major international regions: Europe, Middle East and Africa (EMEA); Latin America and Asia-Pacific and Japan (APJ). APJ, which experienced 32% revenue growth year-over-year, retained its distinction as EMC’s fastest-growing major international region for the second straight quarter.

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “Looking across our business, we remain pleased with our strong, balanced performance and the progress EMC is making towards its 2007 operational and financial goals. We believe we are now on track to exceed the annual targets we set in January, as we continue to execute on our plan to help customers address their information infrastructure requirements.”

Second-Quarter Highlights

EMC’s Information Storage business, which includes revenue from storage systems, information management, information protection and resource management software, and related customer and professional services, reached $2.5 billion, an increase of 12% compared with the year-ago quarter. The second-quarter momentum was led by double-digit year-over-year revenue growth in EMC CLARiiON networked storage systems and solid customer demand for EMC’s backup to disk offerings. EMC also announced deeper technology integration across its product portfolio, including EMC Avamar data protection software optimized with VMware and EMC Celerra, and EMC RecoverPoint replication technology with EMC Replication Manager software.

RSA Information Security revenues for the second quarter of 2007 grew 21% when compared with the results of the division’s constituent companies in the year-ago period and generated approximately $125 million in revenue. The information security business continued to do well during the quarter due to significant success in Payment Card Industry Data Security Standard (PCI DSS) initiatives and notable demand across multiple industries for stronger authentication requirements. Also during the quarter, the division experienced strong growth in alternative forms of authentication, which include software tokens and smart cards, as well as in its information and event management offerings, consumer-facing applications, and encryption and key management solutions.

EMC’s Content Management and Archiving business grew second-quarter revenue to $174 million, an increase of 5% year-over-year. In May 2007, EMC announced the availability of EMC Documentum TaskSpace — a new, highly configurable user interface for the next-generation EMC Documentum 6 enterprise content management (ECM) platform. Next week, EMC will formally announce the Documentum 6 platform, advancing EMC’s ability to lead the industry into the next generation of enterprise content management. In recognition of its ECM market presence, EMC was honored in the quarter with two marquis ECM industry awards: E-DOC magazine’s Readers’ Choice Award and the ECM Connection ACE Award. Last week EMC also announced that it has been positioned as a leader in the Forrester Wave™: Business Process Management for Document Processes.

VMware, an EMC subsidiary, grew sales 89% year-over-year to $298 million during the second quarter as it continued to unlock the value of virtualization for existing and new customers around the world. During the quarter, the virtualization leader broadened its product portfolio with new releases of its award-winning virtual desktop software and continued to expand its network of technology and distribution partners. VMware recently announced that Intel Corporation, through its global investment arm, Intel Capital, has agreed to become an investor. The partial initial public offering (IPO) of VMware is expected to be completed this summer.

Business Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced after the date hereof. These statements supersede all prior statements regarding business outlook set forth in prior EMC news releases.

•	Consolidated revenue for 2007 is expected to exceed $12.7 billion.
•	GAAP diluted earnings per share for 2007 are expected to exceed $0.64.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Documentum, CLARiiON and Celerra are registered trademarks of EMC Corporation. VMware is a registered trademark of VMware, Inc. RSA is a registered trademark of RSA Security Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) risks associated with the VMware IPO, including the inability to manage successfully and complete the IPO, and risks associated with trading of VMware stock if the IPO is completed; (v) competitive factors, including but not limited to pricing pressures and new product introductions; (vi) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vii) component and product quality and availability; (viii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (ix) insufficient, excess or obsolete inventory; (x) war or acts of terrorism; (xi) the ability to attract and retain highly qualified employees; (xii) fluctuating currency exchange rates; and (xiii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

Where specified in the accompanying schedule entitled “Selected Non-GAAP Data For the Three Months Ended June 30, 2007,” stock option expense, restricted stock expense and intangible amortization are excluded from the non-GAAP financial measures. In addition, where specified in the accompanying schedule entitled “Selected Non-GAAP Data For the Three Months Ended June 30, 2006,” stock option expense, restricted stock expense, intangible amortization, in-process research and development and restructuring credits are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed expenses (stock option expense, restricted stock expense, intangible amortization, in-process research and development and restructuring credits) from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. For the second quarter of 2007, free cash flow equals $422 million and is calculated as follows: net cash provided by operating activities (as defined by GAAP) of $622 million minus additions to property, plant and equipment of $154 million minus capitalized software development costs of $46 million. For the second quarter of 2006, free cash flow equals $189 million and is calculated as follows: net cash provided by operating activities (as defined by GAAP) of $392 million minus additions to property, plant and equipment of $156 million minus capitalized software development costs of $47 million. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude stock option expense, restricted stock expense, intangible amortization, in-process research and development and restructuring credits, do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and with respect to the non-GAAP financial measures that exclude stock-based compensation, intangible amortization and certain tax charges and benefits, do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Product sales	$2,222,355	$1,833,598	$4,334,781	$3,682,128
Services	902,317	740,925	1,764,896	1,443,082

	3,124,672	2,574,523	6,099,677	5,125,210
Cost and expenses:
Cost of product sales	1,036,242	884,741	2,074,720	1,802,638
Cost of services	387,617	331,790	754,204	631,237
Research and development	384,966	299,429	740,358	582,918
Selling, general and administrative	924,349	782,016	1,800,039	1,530,240
In-process research and development	—	12,410	—	12,410
Restructuring credits	—	(386)	(2,670)	(1,580)

Operating income	391,498	264,523	733,026	567,347
Investment income	50,850	61,713	102,989	123,516
Interest expense	(18,136)	(621)	(36,429)	(2,631)
Other income, net	2,968	479	7,808	3,195

Income before taxes	427,180	326,094	807,394	691,427
Income tax provision	92,773	47,001	160,380	136,506

Income before cumulative effect of a change in accounting principle	334,407	279,093	647,014	554,921
Cumulative effect of a change in accounting principle, net of taxes of $107	—	—	—	247

Net income	$334,407	$279,093	$647,014	$555,168

Net income per weighted average share, basic:
Income before cumulative effect of a change in accounting principle	$0.16	$0.12	$0.31	$0.24
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.16	$0.12	$0.31	$0.24

Net income per weighted average share, diluted:
Income before cumulative effect of a change in accounting principle	$0.16	$0.12	$0.30	$0.23
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.16	$0.12	$0.30	$0.23

Weighted average shares, basic	2,070,636	2,306,457	2,075,683	2,328,360
Weighted average shares, diluted	2,121,645	2,341,785	2,122,080	2,371,301
As a % of total revenue:
Gross margin	54.4%	52.7%	53.6%	52.5%
Selling, general and administrative	29.6%	30.4%	29.5%	29.9%
Research and development	12.3%	11.6%	12.1%	11.4%
Operating income	12.5%	10.3%	12.0%	11.1%
Net income	10.7%	10.8%	10.6%	10.8%

Note: The presentation of the results of operations for the six months ended June 30, 2006 has been revised to adjust the cumulative effect of the accounting change for the initial adoption of FAS No. 123R. The effect of this change was to increase net income by $3.6 million and decrease additional paid-in-capital at January 1, 2006 by the same amount.

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended June 30, 2007

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	Operating Income
GAAP	$1,423,859	$384,966	$924,349	$391,498
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(9,968)	(14,937)	(28,284)	53,189
Restricted Stock Expense (1)	(3,481)	(9,796)	(20,740)	34,017
Intangible Amortization (2)	(29,185)	(2,167)	(17,244)	48,596

Non-GAAP	$1,381,225	$358,066	$858,081	$527,300

	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$427,180	$92,773	$334,407	$0.16	$0.16
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	53,189	12,382	40,807	0.02	0.02
Restricted Stock Expense (1)	34,017	9,481	24,536	0.01	0.01
Intangible Amortization (2)	48,596	17,108	31,488	0.02	0.01

Non-GAAP	$562,982	$131,744	$431,238	$0.21	$0.20

(1)	Represents equity compensation recognized pursuant to FAS No. 123R "Share-Based Payment".
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended June 30, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	In-process Research and Development	Restructuring Credits	Operating Income
GAAP	$1,216,531	$299,429	$782,016	$12,410	$(386)	$264,523
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(14,225)	(13,839)	(37,114)	—	—	65,178
Restricted Stock Expense (1)	(2,214)	(11,996)	(18,935)	—	—	33,145
Intangible Amortization (2)	(21,853)	(3,277)	(10,594)	—	—	35,724
In-Process Research and Development (3)	—	—	—	(12,410)	—	12,410
Restructuring Credits (4)	—	—	—	—	386	(386)

Non-GAAP	$1,178,239	$270,317	$715,373	$—	$—	$410,594

	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$326,094	$47,001	$279,093	$0.12	$0.12
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	65,178	10,133	55,045	0.02	0.02
Restricted Stock Expense (1)	33,145	9,355	23,790	0.01	0.01
Intangible Amortization (2)	35,724	12,551	23,173	0.01	0.01
In-Process Research and Development (3)	12,410	—	12,410	0.01	0.01
Restructuring Credits (4)	(386)	33,266	(33,652)	(0.01)	(0.01)

Non-GAAP	$472,165	$112,306	$359,859	$0.16	$0.15 #

(1)	Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R "Share-Based Payment".
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
(3)	Represents in-process research and development associated with business combinations.
(4)	Represent adjustment to prior years’ restructuring and the associated tax benefit.
#	May not foot due to rounding.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$3,154,095	$1,828,106
Short-term investments	1,436,863	1,521,925
Accounts and notes receivable, less allowance for doubtful accounts of $32,415 and $39,509	1,669,203	1,692,214
Inventories	823,281	834,800
Deferred income taxes	426,739	418,146
Other current assets	273,181	225,396

Total current assets	7,783,362	6,520,587
Long-term investments	1,343,998	2,246,290
Property, plant and equipment, net	2,081,447	2,035,559
Deferred income taxes	119,865	104,446
Intangible assets, net	949,421	1,003,549
Other assets, net	668,892	638,655
Goodwill, net	6,137,848	6,017,161

Total assets	$19,084,833	$18,566,247

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$690,016	$680,263
Accrued expenses	1,511,337	1,592,022
Income taxes payable	69,872	63,806
Deferred revenue	1,458,542	1,325,671

Total current liabilities	3,729,767	3,661,762
Income taxes payable	231,000	219,342
Deferred revenue	912,990	780,124
Long-term convertible debt	3,450,000	3,450,000
Other liabilities	122,772	129,312
Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,097,290 and 2,122,339 shares	20,973	21,223
Additional paid-in capital	2,226,944	2,560,935
Retained earnings	8,451,635	7,798,112
Accumulated other comprehensive loss	(61,248)	(54,563)

Total stockholders’ equity	10,638,304	10,325,707

Total liabilities and stockholders’ equity	$19,084,833	$18,566,247

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2007	June 30, 2006
Cash flows from operating activities:
Cash received from customers	$6,391,546	$5,423,035
Cash paid to suppliers and employees	(4,930,350)	(4,124,686)
Dividends and interest received	116,747	134,906
Interest paid	(38,854)	(2,696)
Income taxes paid	(108,841)	(401,357)

Net cash provided by operating activities	1,430,248	1,029,202

Cash flows from investing activities:
Additions to property, plant and equipment	(324,210)	(316,120)
Capitalized software development costs	(98,046)	(96,074)
Purchases of short and long-term available for sale securities	(3,165,846)	(3,486,712)
Sales and maturities of short and long-term available for sale securities	4,148,396	3,752,790
Business acquisitions, net of cash acquired	(161,002)	(296,730)
Other	(6,860)	(13,910)

Net cash provided by (used in) investing activities	392,432	(456,756)

Cash flows from financing activities:
Issuance of common stock	355,324	129,897
Repurchase of EMC common stock	(878,226)	(1,375,608)
Excess tax benefits from stock based compensation	32,684	9,727
Payment of long-term and short-term obligations	(4,263)	(127,396)
Proceeds from long-term and short-term obligations	2,506	85

Net cash used in financing activities	(491,975)	(1,363,295)

Effect of exchange rate changes on cash	(4,716)	28,863

Net increase (decrease) in cash and cash equivalents	1,325,989	(761,986)
Cash and cash equivalents at beginning of period	1,828,106	2,322,370

Cash and cash equivalents at end of period	$3,154,095	$1,560,384

Reconciliation of net income to net cash provided by operating activities:
Net income	$647,014	$555,168
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	—	(247)
Depreciation and amortization	438,260	364,641
In-process research and development	—	12,410
Stock-based compensation expense	170,553	201,938
(Decrease) increase in provision for doubtful accounts	(82)	866
Deferred income taxes, net	(28,163)	(67,065)
Excess tax benefits from stock based compensation	(32,684)	(9,727)
Other	6,524	14,977
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	29,166	147,483
Inventories	39,897	(19,999)
Other assets	(79,042)	(72,514)
Accounts payable	9,373	22,884
Accrued expenses	(105,797)	(76,886)
Income taxes payable	79,731	(198,018)
Deferred revenue	262,784	149,476
Other liabilities	(7,286)	3,815

Net cash provided by operating activities	$1,430,248	$1,029,202

Non-cash activity:
— Issuance of stock options exchanged in business combinations	$659	$7,500

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006	Q1 2007	Q2 2007	YTD 2007
Revenues
Systems	$1,226,928	$1,151,600	$1,299,321	$1,462,777	$5,140,626	$1,305,766	$1,354,438	$2,660,204
Software:
Software License	621,602	681,998	736,331	897,485	2,937,416	806,660	867,917	1,674,577
Software Maintenance	303,202	315,189	345,650	371,163	1,335,204	382,080	400,233	782,313

Total Software License & Maintenance	924,804	997,187	1,081,981	1,268,648	4,272,620	1,188,740	1,268,150	2,456,890
Professional, Systems Maintenance and Other Services	396,081	423,525	431,989	481,471	1,733,066	478,972	500,798	979,770
	2,547,813	2,572,312	2,813,291	3,212,896	11,146,312	2,973,478	3,123,386	6,096,864
Other Businesses	2,874	2,211	2,015	1,678	8,778	1,527	1,286	2,813

Total Consolidated Revenues	$2,550,687	$2,574,523	$2,815,306	$3,214,574	$11,155,090	$2,975,005	$3,124,672	$6,099,677

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(2.1)%	(1.1)%	0.7%	1.4%	(0.2)%	2.1%	2.1%	2.1%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006	Q1 2007	Q2 2007	YTD 2007
Storage Systems Revenue	$1,222,624	$1,147,892	$1,295,524	$1,458,740	$5,124,780	$1,302,741	$1,347,357	$2,650,098
Storage Software License Revenue	446,720	493,002	524,679	550,856	2,015,257	486,558	512,521	999,079
Storage Maintenance and Services Revenue	583,010	610,015	619,496	656,020	2,468,541	637,629	668,140	1,305,769

Total Storage Revenue	$2,252,354	$2,250,909	$2,439,699	$2,665,616	$9,608,578	$2,426,928	$2,528,018	$4,954,946

Content Management and Archiving Systems Revenue	$4,304	$3,708	$87	$522	$8,621	$68	$1,708	$1,776
Content Management and Archiving Software License Revenue	83,038	75,161	59,092	106,302	323,593	68,472	69,046	137,518
Content Management and Archiving Maintenance and Services Revenue	79,978	87,253	90,173	96,172	353,576	103,658	102,848	206,506

Total Content Management and Archiving Revenue	$167,320	$166,122	$149,352	$202,996	$685,790	$172,198	$173,602	$345,800

VMware Software License Revenue	$91,844	$113,835	$125,476	$163,492	$494,647	$169,696	$205,050	$374,746
VMware Maintenance and Services Revenue	39,169	43,657	63,024	68,539	214,389	86,322	93,047	179,369

Total VMware Revenue	$131,013	$157,492	$188,500	$232,031	$709,036	$256,018	$298,097	$554,115

Security Systems Revenue	$—	$—	$3,710	$3,515	$7,225	$2,958	$5,373	$8,331
Security Software License Revenue	—	—	27,084	76,835	103,919	81,934	81,300	163,234
Security Maintenance and Services Revenue	—	—	6,961	33,581	40,542	34,969	38,282	73,251

Total Security Revenue	$—	$—	$37,755	$113,931	$151,686	$119,861	$124,955	$244,816